UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson NV 89014

(Address of principal executive offices, including zip code)

(702) 757-6133

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	ZURAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Class A Ordinary Shares and Pre-Funded Warrants

On April 18, 2024, Zura Bio Limited (the “Company”) entered into subscription agreements (the “Investor Agreements”) with certain institutional and other accredited investors (the “Investors”), pursuant to which the Company agreed to sell and issue to the Investors in private placement transactions (the “Investor Placement”) (i) 18,732,301 shares (the “Investor Shares”) of the Company’s Class A Ordinary Shares, par value $0.0001 (“Ordinary Shares”), and (ii) with respect to certain Investors, pre-funded warrants to purchase 16,102,348 Ordinary Shares (the “Pre-Funded Warrants”). The purchase price per Ordinary Share is $3.108 per share (the “Purchase Price”) and the purchase price for the Pre-Funded Warrants is the Purchase Price minus $0.001 per Pre-Funded Warrant.

On April 18, 2024, the Company also entered into subscription agreements (the “Insider Agreements” and, together with the Investor Agreements, the “Subscription Agreements”) with certain officers, directors and affiliates of the Company (the “Insiders” and, together with the Investors, the “Subscribers”), pursuant to which the Company agreed to sell and issue to the Insiders in private placement transactions (the “Insider Placement” and, together with the Investor Placement, the “Private Placement”) 1,357,827 Ordinary Shares (the “Insider Shares” and, together with the Investor Shares, the “Shares”) at a purchase price of $3.13 per Ordinary Share.

The Private Placement closed on April 22, 2024. The Company received gross proceeds of approximately $112.5 million from the Private Placement, before deducting fees to the placement agents and offering expenses payable by the Company.

The Pre-Funded Warrants have a per share exercise price of $0.001, subject to proportional adjustments in the event of share splits or combinations or similar events. The Pre-Funded Warrants will not expire until exercised in full. The Pre-Funded Warrants may not be exercised if the aggregate number of Ordinary Shares beneficially owned by the applicable Investor or any of such Investor’s affiliates and any other persons whose beneficial ownership of Ordinary Shares would or could be aggregated with the Investor’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) thereof immediately following such exercise would exceed 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Ordinary Shares immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant; provided, however, that an Investor may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.

Piper Sandler & Co., Guggenheim Securities, LLC and Cantor Fitzgerald & Co. served as lead placement agents for the Private Placement. Raymond James Financial International Limited acted as financial advisor to the Company.

Under the terms of the Subscription Agreements, the Company has agreed to prepare and file, within 35 days after the Closing (the “Filing Deadline”), one or more registration statements (each a “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Ordinary Shares issued under the Subscription Agreements and the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants (the “Warrant Shares”) issued pursuant to the Investor Agreements, and to cause the applicable Registration Statement(s) to become effective within a specified period after the Filing Deadline (the “Effectiveness Deadline”). The Company also agreed to use its best efforts to keep such Registration Statement effective until the earlier of (i) the date all Shares and Warrant Shares held by or issuable to a Subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act Securities Act of 1933, as amended (the “Securities Act”) without being subject to any volume or manner of sale requirements, (ii) the date on which all Shares and Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the Registration Statement and (iii) the date which is two years from the date that the initial Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the Subscription Agreements), if applicable).

In the event a Registration Statement has not been filed by the Filing Deadline or has not been declared effective by the SEC by the Effectiveness Deadline, subject to certain limited exceptions, the Company has agreed to make pro rata payments to each Subscriber as liquidated damages in an amount equal to 1.0% of each Subscriber’s Pro Rata Interest (as defined in the Subscription Agreements) in the Aggregate Subscription Amount (as defined in the Subscription Agreements) on the initial day of a Maintenance Failure (as defined in the Subscription Agreement), and on every 30th day (prorated for periods totaling less than 30 days) thereafter until such Maintenance Failure is cured, subject to certain caps set forth in the Subscription Agreements.

The Subscription Agreements contain customary representations, warranties and covenants that were made solely for the benefit of the parties to the Subscription Agreements. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Subscription Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Subscription Agreements are included with this filing only to provide investors with information regarding the terms of transaction and not to provide the Subscribers with any other factual information regarding the Company. The Insider Agreements are substantially similar to the Investor Agreements, but for the purchase price for the Insider Shares, which is $3.13.

The Company has granted the Subscribers customary indemnification rights in connection with the Registration Statement. The Subscribers have also granted the Company customary indemnification rights in connection with the Registration Statement.

The foregoing is only a summary of the terms of the Subscription Agreements and the Pre-Funded Warrants issued under the Investor Agreements, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the form of Subscription Agreement, a copy of which is attached to this report as Exhibit 10.1, and (ii) the form of Pre-Funded Warrant, a copy of which is attached to this report as Exhibit 4.1.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Subscription Agreements as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act. Based in part upon the representations of the Subscribers in the documents executed in connection with the Private Placement, the Company relied on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. Each of the Subscribers has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 7.01	Regulation FD Disclosure.

On April 22, 2024, the Company provided an updated corporate presentation that may be used in connection with presentations at conferences and investor meetings. The full text of the Company’s corporate presentation is filed as Exhibit 99.1 hereto, and incorporated herein by reference, and may also be accessed through the “News & Events” section of the Company’s website at investors.zurabio.com.

 The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, or the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC, made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On April 18, 2024, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant to purchase Ordinary Shares

10.1	Form of Subscription Agreement

99.1	Corporate Presentation, dated April 22, 2024

99.2	Press release announcing Private Placement, dated April 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZURA BIO LIMITED

Date: April 22, 2024	By:	/s/ Kim Davis
Kim Davis
Chief Legal Officer